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Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

        We consent to the incorporation by reference in Amendment No. 2 to Registration Statement No. 333-114952 on Form S-3 of our report dated February 17, 2004 relating to the financial statements which appear in Isolagen, Inc.'s Form 10-K/A (First Amendment) for the year ended December 31, 2003. We also consent to the references to us under the heading "Experts" in such Registration Statement and prospectus.

/s/  PANNELL KERR FORSTER OF TEXAS, P.C.

Pannell Kerr Forster of Texas, P.C.

Houston, Texas
June 8, 2004

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  Exhibit 23.2
CONSENT OF INDEPENDENT ACCOUNTANTS